Board of Trustees
Islamia Group of Funds

In planning and performing our audit of the financial statements of the Islamia Income Fund for the year ended June 30, 2001, we considered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The management of the Islamia Income Fund is responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures. Two of the objectives of an internal control
 structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and transactions are executed in
accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in any internal control structure, errors or irregularities may occur and may not be detected.  Also, projection of any
 evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control
 structure
would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public
 Accountants.
 A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their

 assigned functions. However, we noted no mat-ters involving the internal control structure, including procedures for safeguarding securities, that
we consider to be material weaknesses as defined above as of June 30, 2001.

This report is intended solely for the
information
 and use of management and the Securities and
Exchange Commission.




McCurdy & Associates CPA's, Inc.
Westlake, Ohio
July 30, 2001
Board of Trustees
The ISLAMIA INCOME  Fund

Page 1